UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): October 15, 2018

LSI INDUSTRIES INC.

(Exact name of Registrant as specified in its Charter)

Ohio	01-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Alliance Road, Cincinnati, Ohio	45242
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(513) 793-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 3.02. Unregistered Sale of Equity Securities.

The disclosure contained in Item 5.02 of this Current Report on Form 8-K regarding the issuance of an inducement grant in the form of an option to purchase shares of LSI Industries Inc. (“LSI” or the “Company”) common stock to James A Clark, in connection with his employment, is incorporated by reference. The inducement grant is exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof and/or Regulation D promulgated thereunder.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 15, 2018 the Board of Directors (“Board”) of LSI (“LSI” or the “Company”) appointed James A. Clark as the Company’s Chief Executive Officer and President. The Company issued a press release on October 17, 2018 related to this event. The press release is furnished with this report as Exhibit 99.1.

Mr. Clark, age 54, served from 2014 to 2018 as the CEO and President of Alliance Tire Group, a manufacturer and distributor of specialty tires for use in agriculture, construction and other specialty markets. From 2010 to 2013, Mr. Clark served as the Corporate Vice President, Strategy and Business Development of Rexel Holdings, a manufacturer, distributor and supplier of electrical, data, security, fire, lighting products and energy services and solutions. From 2006 to 2010 Verint Systems, an enterprise solutions software / hardware company, employed Mr. Clark as Senior Vice President and General Manager. Prior to 2006, Mr. Clark held management positions with various degrees of responsibility with United Technologies Corporation, General Electric Corporation and North American Video Corporation.

The Company and Mr. Clark entered into an Employment Agreement as of October 16, 2018 which provides that his employment with the Company shall begin on November 1, 2018. The Employment Agreement also provides:

-	Mr. Clark shall receive an annual base salary of $550,000, a signing bonus of $110,000 (to be paid in September 2019), and relocation expense package of $180,000;
-

Mr. Clark shall be eligible to receive incentive compensation under LSI’s Short Term Incentive Plan for Fiscal Year 2019 (“2019 STIP”). At the threshold level of performance, his 2019 STIP opportunity is 40% of base salary (representing 50% of target bonus opportunity). At the target level of performance, his 2019 STIP opportunity is 80% of base salary (representing 100% of target bonus opportunity). At the maximum level of performance, his 2019 STIP opportunity is 160% of base salary (representing 200% of target bonus opportunity). To the extent that Mr. Clark’s 2019 STIP award exceeds the amount of his signing bonus, LSI shall pay the amount equal to the difference between such 2019 STIP award and the signing bonus.

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Subject to the approval of the Compensation Committee, Mr. Clark shall receive a non-statutory stock option (the “Option”) with a term of ten years to purchase 500,000 shares of the Company’s common stock of which: (A) fifty percent (50%) shall vest in full on the third anniversary of the date of grant; (B) twenty-five percent (25%) shall vest upon (I) satisfaction of the condition that he shall be employed by the Company as the Company’s CEO for three years (the “CEO Employment Condition”) and (II) the closing price per share of the Company’s common stock on the NASDAQ Global Select Market at any time prior to the expiration of the ten year term of the Option shall be equal to or greater than $9.50 per share; and (C) twenty-five percent (25%) shall vest upon (I) satisfaction of the CEO Employment Condition, and (II) the closing price per share of the Company’s common stock on the NASDAQ Global Select Market at any time prior to the expiration of the ten year term of the Option shall be equal to or greater than $15.00 per share. The Option is intended to qualify as an “inducement grant” under NASDAQ Listing Rule 5635(c)(4) and shall not be granted pursuant to the Company’s Amended and Restated 2012 Stock Incentive Plan;

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Beginning with grants on or after August 1, 2020, Mr. Clark is entitled to receive additional share based awards on an annual basis in an amount currently anticipated to be approximately his then current base salary;

-

If the Company terminates Mr. Clark’s employment without cause, it shall pay severance, subject to receipt of an appropriate release of claims agreement, in an amount equal to one year of his then current base salary plus an incentive payment equal to the then applicable “target” amount;

-

If Mr. Clark’s employment is terminated in connection with a change in control event, as such term is defined in Company’s Change in Control Policy, he will be entitled to receive severance payments equal to two years of his then current base salary plus incentive payments and other benefits contemplated by such policy.

This summary of the Employment Agreement described above does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed with this report as Exhibit 10.1 and is incorporated herein by reference. Please see this exhibit for further information.

LSI will require Mr. Clark to execute the Company’s Restrictive Covenant and Confidentiality Agreement effective November 1, 2018 pursuant to which he shall be subject to customary confidentiality restrictions that apply during his employment, an intellectual property assignment provision, a covenant not to compete while employed with the Company and for twelve months following any termination of employment, and a covenant not to solicit the Company’s employees or customers while employed with the Company and for twelve months thereafter.

Effective November 1, 2018 Ronald D. Brown shall no longer serve LSI as interim Chief Executive Officer.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell company transactions. Not applicable.

(d)	Exhibits.

Exhibit No	Description

10.1	Employment Agreement between LSI and James A. Clark dated October 16, 2018.
99.1	LSI Press Release Dated October 17, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LSI INDUSTRIES INC.

BY:/s/ Howard E. Japlon
Howard E. Japlon
Executive Vice President, Human Resources & General Counsel

October 17, 2018